Exhibit 5.1

                             Cahill Gordon & Reindel
                               Eighty Pine Street
                               New York, NY 10005

                                  March 2, 1999

Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey  08830-0770

Ladies and Gentlemen:

     We have acted as special counsel to Engelhard Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to 28,000,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock").

     We advise you that, in our opinion, the Common Stock has been duly authorized and validly issued and is fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                           Very truly yours,


                                           Cahill Gordon & Reindel